Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Dividend Advantage Municipal Fund 3
333-58708, 811-10345

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12,
2007, at this meeting shareholders were asked to vote on a New Investment Management
Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment
management
 agreement

 Common and
 MuniPreferred
 shares voting
together as a
class

  MuniPreferred
 shares voting
 together as a
 class



   For

           20,309,141

                          -
   Against

                778,156

                          -
   Abstain

                740,896

                          -
   Broker Non-Votes

             7,734,911

                          -
      Total

           29,563,104

                          -
To ratify the selection
 of Ernst & Young LLP
 as the independent
 registered public
 accounting firm for the
 current fiscal year


   For

           28,871,890

                          -
   Against

                282,367

                          -
   Abstain

                408,847

                          -
      Total

           29,563,104

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 018716.